Exhibit 10.2

                            NONCOMPETITION AGREEMENT

     This NONCOMPETITION AGREEMENT (this "Agreement") is made as of April 1, 2003, by and between Measurement Specialties, Inc., a New Jersey corporation ("Company") and Frank Guidone (the "Executive").

                                    RECITALS

     WHEREAS, pursuant to an Agreement made and entered into as of the date hereof, by and between Four Corners Capital Partners, LP ("Four Corners") and the Company (the "Engagement Agreement"), Executive will perform the duties of Chief Executive Officer of the Company; and

     WHEREAS, the Executive is required to execute and deliver this Agreement to the Company in connection with the Engagement Agreement.

     NOW, THEREFORE in consideration of the foregoing recitals and other good and valuable consideration (the receipt and sufficiency of which are irrevocably acknowledged by each of the parties hereto), the parties agree as follows:

                                    AGREEMENT

1.     Definitions.  Capitalized  terms  not expressly defined in this Agreement
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shall  have  the  meanings  ascribed  to  them  in  the  Engagement  Agreement.

2.     Noncompetition.  As  an  inducement  and  part  of  the consideration for
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Company  to  enter  into  the Engagement Agreement, Executive agrees as follows:

     (a) During the Term of the Engagement Agreement (and any extensions thereof) and for a period of one year following the termination thereof for any reason, Executive will not directly or indirectly, work as an employee, consultant, agent, principal, partner, manager, stockholder, officer, director or in any other capacity, for any person or entity in the United States of America who or which is directly competitive with the business of the Company and which engages in the pressure and/or displacement sensor business similar to the Company. The restriction in the preceding sentence shall not apply to (a) ownership of less than five (5%) percent of the issued and outstanding capital of stock of any corporation that is publicly traded and for which capital stock selling and asking prices are published from time to time in The Wall Street Journal, (b) work that Four Corners and/or Corporate Revitalization Partners, LLC ("CRP") or their respective principals (other than Executive) perform in the turnaround business, (c) Executive's ownership interest in Four Corners or CRP, or (d) Executive's participation in sales and marketing activities on behalf of both CRP and Four Corners.

     (b) During the period of the Engagement Agreement (and any extensions thereof) and for a period of two years following the termination thereof for any reason, Executive will not directly or indirectly, either for himself, or on behalf of any other business enterprise, directly or indirectly, under any circumstance (i) solicit for employment any person who is employed by the Company or any Subsidiaries during the period of Executive's service to the Company, (ii) induce any person who is employed by the Company to terminate his or her employment with the Company or any Subsidiaries, or (iii) call on, solicit, or take away any person or entity who or which is a customer of the Company or any Subsidiaries.


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3.     Confidentiality.  Executives  acknowledges  that  during  the Term of the
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Engagement  Agreement,  he may have access to and be entrusted with confidential information concerning the present and contemplated financial status and activities of the Company, the disclosure of any of which confidential information to competitors of the Company would be highly detrimental to the interests of the Company. The Parties further acknowledge and agree that the right to maintain the confidentiality of such information constitutes a proprietary right that the Company is entitled to protect. Accordingly, Executive covenants and agrees with the Company that he will not, both during the Term and thereafter, disclose any of such confidential information to any person, firm or corporation, nor shall he make use of such information, except as required in the normal course of service hereunder or as required by law or judicial process. For purposes of this Section 3, "confidential information" shall not include any information which is generally available to the public or which hereafter becomes generally available to the public other than as a result of breach of the obligation under this Section 3.

4.     Company  Property.
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     (a)     Any  patents,  inventions,  discoveries,  applications or processes designed, devised, planned, applied, created, discovered or invented by Executive in the course of Executive's service under this Agreement and which pertain to any aspect of the Company's or Subsidiaries' business shall be the sole and absolute property of the Company, and Executive shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

     (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this engagement, Executive shall promptly return to the Company all property of the Company in his possession. Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Executive additionally represents that, upon termination of the Engagement Agreement, his will not retain in his possession any such software, documents or other materials.

5.     Remedies.  If Executive breaches the covenants set forth in Section 3 and
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4  of  this  Agreement,  Company  will  be  entitled  to the following remedies:

     (a)     damages  from  Executive;  and

     (b) in addition to its right to damages and any other rights it may have, injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2, 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Company and would be an inadequate remedy for such breach.

6.     Nature  of  Remedies.  The  rights and remedies of the Company under this
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Agreement  are  cumulative  and  not  alternative.

7.     Severability.  Whenever  possible  each  provision  and  term  of  this
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Agreement  will  be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the


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remainder of such provision or term or the remaining provisions or terms of this
Agreement. If any of the covenants set forth in Sections 2, 3 and 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against such.

8.     Reasonability  of  Restrictions.  Executive  has  carefully  read  and
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considered  the  provisions  of  Sections  2,  3  and  4  hereof  and has had an opportunity to review and discuss this Agreement with counsel of his choosing, and, having done so, agrees and acknowledges that the terms, conditions, agreements and restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of Company, its Subsidiaries and Affiliates, and their respective officers, directors, shareholders, agents, representatives and other employees.

9.     Successors, Assigns.  Neither this Agreement, nor any of the Company's or
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Executive's  respective  rights, powers, duties or obligations hereunder, may be assigned or delegated by the Company or the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors. Successors shall include, without limitation, parents or Subsidiaries, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets or stock of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed the "Company" hereof.
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10.     Amendment;  Waivers.  No  amendment,  modification  or discharge of this
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Agreement,  and  no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

11.     Counterparts.  This  Agreement  may be executed in several counterparts,
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each  of  which  shall  be  deemed  an  original and all of which shall together constitute  one  and  the  same  instrument.

12.     Governing Law.  This Agreement will be governed by the laws of the State
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of  New  Jersey  without  regard  to  conflicts  of  laws  principles.

13.     Jurisdiction;  Service  of Process.  Any action or proceeding seeking to
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enforce  any  provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New Jersey, County of Essex, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

14.     Entire  Agreement.  This  Agreement,  together  with  the  Engagement
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Agreement,  constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings among the Company and Executive with respect to the subject matter of this Agreement.


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
IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                 MEASUREMENT  SPECIALTIES,  INC.


                                 By:     /s/  John  P.  Hopkins
                                        ----------------------------------
                                        Name:     John  P.  Hopkins
                                        Title:  Chief  Financial  Officer  and
                                        Secretary

                                        /s/  Frank  Guidone
                                        ----------------------------------
                                        FRANK  GUIDONE


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